Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  __________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                            UNITED STATIONERS INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                              36-3141189
   (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
    Incorporation or Organization)
         2200 East Golf Road
        Des Plaines, Illinois                        60016-1267
   (Address of Principal Executive                   (Zip Code)
               Offices)
                                  __________

              United Stationers Inc. 2000 Management Equity Plan
                  United Stationers Inc. Retention Grant Plan
                  United Stationers Inc. Directors Grant Plan
                           (Full Title of the Plans)
                                  __________

                              Susan Maloney Meyer
             Senior Vice President, General Counsel and Secretary
                              2200 East Golf Road
                       Des Plaines, Illinois 60016-1267
                    (Name and Address of Agent For Service)
                                  ___________

                                (847) 699-5000
         (Telephone Number, Including Area Code, of Agent For Service)
                                 ____________

                      Calculation of Registration Fee



Title of                           Proposed
Securities                         Maximum       Proposed Maximum     Amount of
To Be      Title    Amount To Be   Offering      Aggregate            Registration
Registered of       Registered<F1> Price         Offering Price<F2>   Fee
           Plan                    Per Share
Common     2000     3,700,000                    $113,383,592.40<F2>  $28,345.90
Stock,     Manage   Shares         $30.644<F2>
par value  ment
$.10 per   Equity
share      Plan
Common     Retent   270,000        $31.225<F3>   $8,430,750.00<F3>    $2,107.69
Stock,     ion      Shares
par value  Grant
$.10 per   Plan
share
Common     Direct   160,000        $31.225<F3>   $4,996,000.00<F3>    $1,249.00
Stock,     ors      Shares
par value  Grant
$.10 per   Plan
share

<F1>
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the 2000 Management Equity Plan, Directors Grant Plan and Retention Grant Plan as the result of any future stock split, stock dividend or similar adjustment of United Stationers Inc.'s outstanding Common Stock.
<F2>
In accordance with Sections (c) and (h) (1) of Rule 457 promulgated under the Securities Act, calculated on the basis of the weighted average of (i) the average of the high and low sales prices for Common Stock as reported on the Nasdaq National Market on July 26, 2001, with respect to 2,787,900 shares of Common Stock as to which the exercise price has not been determined under the Management Equity Plan, and (ii) the weighted average exercise price of options to purchase 912,100 shares of Common Stock as to which the exercise price has been determined under the Management Equity Plan.
<F3>
In accordance with Sections (c) and (h) (1) of Rule 457 promulgated under the Securities Act, calculated on the basis of the average of the high and low sales prices for Common Stock as reported on the Nasdaq Market on July 26, 2001.

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by United Stationers Inc.
("Company") with the Securities and Exchange Commission
("Commission") are incorporated herein by reference:

     A. The Company's most recent Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("1934 Act"), which contains audited financial statements of the Company for the fiscal year ended December 31, 2000.

     B. The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001.

     C.   The Company's Current Reports on Form 8-K dated January 30,
          2001, March 5, 2001, March 19, 2001, March 30, 2001 and April 25,
          2001.

     D. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2000.

     E. The description of the Common Stock which is contained in the Company's Registration Statement on Form S-2 (Amendment No.
          1) dated October 3, 1997 (File No. 333-34937), including any amendment or report filed for the purpose of updating such description.

     All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement except as indicated herein.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     The legality of the securities being registered hereunder has been passed upon by Susan Maloney Meyer, Senior Vice
President, General Counsel and Secretary of the Company.  Ms.
Meyer is a full-time employee of the Company and holds options to purchase shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers

     The Company has also entered into indemnification agreements with its directors and certain of its executive officers. The indemnification agreements provide that the Company will indemnify the director or executive officer for all losses or expenses at any time incurred by or assessed against each such person arising out of or in connection with his or her service as a director or officer of the Company or in any capacity for an affiliate of the Company at the request of the Company to the fullest extent permitted by the laws of the State of Delaware.

     Article Eighth of the Second Restated Certificate of Incorporation (the "Certificate") of the Company provides for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware ("DGCL"). Pursuant to the provisions of Section 145 of the DGCL, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Indemnification is not available if such person has been adjudged to have been liable to the Company, unless and only to the extent the court in which such action was brought determines that, despite the adjudication of liability, but in view of all the circumstances, the person is reasonably and fairly entitled to the indemnification for such expenses as the court shall deem proper. The Company has the power to purchase and maintain insurance for such persons. The statutes also expressly provide that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     In addition, the DGCL permits and the Company in its Certificate has implemented provisions which limit or eliminate the personal liability of the directors of the Company acting in their capacities as such to the full extent permitted by the DGCL. Article TENTH of the Company's Certificate eliminates a director's liability to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for breach of the duty of loyalty, knowing violations of law and certain other matters specified in the DGCL and the Certificate.

     The Company maintains insurance for the benefit of its directors and officers and certain other persons insuring them against certain liabilities, including liabilities under the securities laws.

Item 7.   Exemptions from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration
Statement.

Item 9.   Undertakings

     (i)  The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

               (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

provided, however, that paragraphs (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; and

          (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (ii) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on the 31st day of July, 2001

                              UNITED STATIONERS INC.


                              By: /s/ Randall W. Larrimore
                              ----------------------------------
                              Randall W. Larrimore
                              President and Chief Executive
                              Officer

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Susan Maloney Meyer, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title            Date

/s/ Frederick B. Hegi, Jr.    Chairman of the
                              Board
                              of Directors     July 31, 2001
-------------------------
    Frederick B. Hegi, Jr.

/s/ Randall W. Larrimore      Chief Executive
                              Officer,
                              President
                              and Director
                              (Principal
                              Executive
                              Officer)        July 31, 2001
-------------------------
    Randall W. Larrimore


/s/ Eileen A. Kamerick        Executive
                              Vice
                              President
                              and
                              Chief
                              Financial
                              Officer
                              (Principal
                              Financial and
                              Accounting
                              Officer)        July 31, 2001
------------------------
  Eileen A. Kamerick


/s/ Daniel J. Good            Director        July 31, 2001
------------------------
    Daniel J. Good


/s/Ilene S. Gordon            Director        July 31, 2001
------------------------
   Ilene S. Gordon


/s/ Roy W. Haley              Director        July 31, 2001
-----------------------
    Roy W. Haley




/s/ Max D. Hopper             Director        July 31, 2001
----------------------
    Max D. Hopper


/s/ Benson P. Shapiro         Director        July 31, 2001
---------------------
    Benson P. Shapiro


/s/ Alex D. Zoghlin           Director        July 31, 2001
---------------------
    Alex D. Zoghlin


                        INDEX TO EXHIBITS

     Exhibit
     Number    Description                                  Page

     4.1       United Stationers Inc. 2000
               Management Equity Plan (Appendix A
               to the Company's Definitive Schedule
               14-A filed on April 6, 2000)<F1>.

     4.2       United Stationers Inc. Retention
               Grant Plan <F3>.

     4.3       United Stationers Inc. Director
               Grant Plan <F3>.

     4.4       Second Restated Certificate of
               Incorporation dated as of November
               5, 1998.  (Exhibit 3.1 to the
               Company's Annual Report on Form 10-K
               filed March 29, 1999)<F1>.

     4.5       Amended and Restated Bylaws dated as
               of March 24, 1999.  (Exhibit 3.2 to
               the Company's Annual Report on Form
               10-K filed March 29, 1999)<F1>.

     4.6       Indenture, dated as of April 15,
               1998, among the Company, United
               Stationers Supply Co. ("USSC") as
               issuer, Lagasse Bros., Inc., Azerty
               Incorporated, Positive ID Wholesale
               Inc., AP Support Services
               Incorporated, as guarantors, and The
               Bank of New York, as trustee
               (Exhibit 4.1 to the Company's Report
               on Form 8-K filed April 20,
               1998)<F1>.

     4.7       Indenture, dated as of May 3, 1995,
               among the Company, as guarantor,
               USSC, as issuer, and The Bank of New
               York, as trustee <F2>.

     4.8       First Supplemental Indenture, dated
               as of July 28, 1995, among the
               Company, USSC and The Bank of New
               York <F2>.

     4.9       Second Supplemental Indenture, dated
               as of April 3, 1998, among the
               Company, Lagasse Bros., Inc., Azerty
               Incorporated, Positive ID Wholesale
               Inc., AP Support Services
               Incorporated, and The Bank of New
               York, as trustee (Exhibit 4.4 to the
               Company's Report on Form 8-K filed
               April 20, 1998)<F1>.

     4.10      Second Amended and Restated Credit
               Agreement, dated April 3, 1998,
               among the Company, USSC, the lenders
               parties thereto, Chase Securities
               Inc., as arranger, and the Chase
               Manhattan Bank, as agent (Exhibit
               10.1 to the Company's Report on Form
               8-K filed April 20, 1998)(1).

     4.11      Second Amended and Restated Security
               Agreement, dated as of April 3,
               1998, between USSC and the Chase
               Manhattan Bank, as administrative
               agent (Exhibit 10.2 to the Company's
               Report on Form 8-K filed April 20,
               1998)<F1>.

     4.12      Subsidiary Guarantee and Security
               Agreement, dated as of April 3,
               1998, among Lagasse Bros., Inc.,
               Azerty Incorporated, Positive ID
               Wholesale Inc., AP Support Services
               Incorporated and the Chase Manhattan
               Bank, as administrative agent
               (Exhibit 10.3 to the Company's
               Report on Form 8-K filed April 20,
               1998)<F1>.

     4.13      Pooling Agreement, dated as of April
               3, 1998, among USS Receivables
               Company, Ltd., USSC, as servicer,
               and The Chase Manhattan Bank, as
               trustee (Exhibit 10.4 to the
               Company's Report on Form 8-K filed
               April 20, 1998)<F1>.

     4.14      Receivables Sale Agreement, dated as
               of April 3, 1998, among USSC, as
               seller, USS Receivables Company,
               Ltd., and USSC, as servicer (Exhibit
               10.6 to the Company's Report on Form
               8-K filed April 20, 1998)<F1>.

     4.15      Servicing Agreement, dated as of
               April 3, 1998, among USS Receivables
               Company, Ltd., USSC, as servicer,
               and the Chase Manhattan Bank, as
               trustee (Exhibit 10.7 to the
               Company's Report on Form 8-K filed
               April 20, 1998)<F1>.

     4.16      Amendment No. 1 to Second Amended
               and Restated Credit Agreement dated
               as of December 30, 1998. (Exhibit
               4.5 to the Company's Annual Report
               on Form 10-K filed March 29,
               1999)<F1>.

     4.17      Amendment No. 2 to Second Amended
               and Restated Credit Agreement dated
               as of March 17, 1999. (Exhibit 4.6
               to the Company's Annual Report on
               Form 10-K filed March 29, 1999)<F1>.

     4.18      Amendment No. 3 to Second Amended
               and Restated Credit Agreement dated
               as of March 9, 2000.  (Exhibit 4.13
               to the Company's Annual Report on
               Form 10-K filed March 29, 2001)<F1>.

     4.19      Third Amended and Restated Credit
               Agreement dated as of June 29, 2000,
               among USSC, the Company, the lenders
               parties thereto, and The Chase
               Manhattan Bank, as administrative
               agent. (Exhibit 10.99 to the
               Company's Form 10-Q filed August 14,
               2000)<F1>.

     4.20      Third Amended and Restated Security
               Agreement, dated June 29, 2000,
               between USSC and The Chase Manhattan
               Bank, as administrative agent.
               (Exhibit 10.990 to the Company's
               Form 10-Q filed August 14,
               2000)<F1>.

     4.21      Amended and Restated Subsidiary
               Guarantee and Security Agreement,
               dated June 29, 2000, between each of
               the Subsidiaries of USSC and the
               Chase Manhattan Bank, as
               administrative agent. (Exhibit
               10.991 to the Company's Form 10-Q
               filed August 14, 2000)<F1>.

     4.22      Second Amended and Restated Pledge
               Agreement, dated June 29, 2000,
               between the Company and the Chase
               Manhattan Bank, as administrative
               agent. (Exhibit 10.992 to the
               Company's Form 10-Q filed August 14,
               2000)<F1>.

     5         Opinion of Susan Maloney Meyer,
               General Counsel to the Company <F3>.

     15        Acknowledgment of Ernst & Young LLP
               <F3>.

     23.1      Consent of Ernst & Young LLP <F3>.

     23.2      Consent of Susan Maloney Meyer
               (included in Exhibit 5).

     24.1      Power of Attorney (included on
               Signature Pages).

     <F1>
     Incorporated by reference to other prior filings of the Company as indicated.
     <F2>
     Incorporated by reference to the United Stationers Supply
     Co. Form S-1 (No. 33-59811), as amended, initially filed with the Commission on June 12, 1995.
     <F3>
     Filed herewith.